                                                                    Exhibit 10.3

                       AMENDED, RESTATED AND CONSOLIDATED
                       MANAGEMENT AND CONSULTING AGREEMENT

                              TC MANAGEMENT, L.L.C.
                            TC MANAGEMENT IV, L.L.C.
                   BROCKWAY MORAN & PARTNERS MANAGEMENT, L.P.

                               SEPTEMBER 19, 2000

TTM Technologies, Inc.
17550 N.E. 67th Court
Redmond, WA  98052

         RE: MANAGEMENT AND FINANCIAL ADVISORY SERVICES

Gentlemen:

                  This letter will confirm the agreement among TC Management, L.L.C., a Delaware limited liability company ("TC"), TC Management IV, L.L.C., a Delaware limited liability company ("TC IV", and, together with TC, "Thayer"), Brockway Moran & Partners Management L.P., a Delaware limited partnership, ("Brockway Moran" and together with Thayer, the "Consultants") and TTM Technologies, Inc., a Washington corporation (the "Company"), pursuant to which the Consultants will render to the Company certain management and consulting services in connection with corporate development activities and the operation and conduct of the Company's business. Consultants shall commence providing these services as of the date of this letter agreement (this "Agreement"). Consultants and the Company shall agree on the specific type and extent of services to be provided pursuant to this Agreement.

MANAGEMENT AND CONSULTING SERVICES

                  1. As consideration for the management and consulting services to be provided to it by the Consultants, the Company shall pay the Consultants a quarterly fee (the "Management Fee") of $150,000 payable on the first business day of each calendar quarter. Such quarterly fee shall be paid 60% to Thayer and 40% to Brockway Moran. Fees for future services shall be prorated for any partial calendar quarter during which the Consultants perform services hereunder. Upon the completion of future acquisitions of printed circuit board companies, the Board of Directors of the Company will determine an appropriate increase in the Management Fee based upon the size, complexity and condition of the acquired businesses.

                  2. Upon consummation of the Company's initial public offering (the "Closing Date"), the Company shall as soon as practicable pay the Consultants all accrued and outstanding Management Fees and related expenses payable under Section 1 of this Agreement. Upon payment of such Management Fees and related expenses, Section 1 of this Agreement shall be terminated and shall be of no further force and effect and the parties hereto shall have no further rights or obligations thereunder. As of the Closing Date, the parties shall release and discharge one other and their respective successors and assigns of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands whatsoever, in law or in equity (collectively "Claims"), which the releasing and discharging party or any successor or assign of such party ever had, now has or hereafter can, shall or may have against the other party hereto or its successors or assigns for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of Section 1 of this Agreement.

                  3. As consideration for the Consultants agreeing to terminate
Section 1 of this Agreement in accordance with Section 2 and forego future Management Fees to have been provided to the Consultants by the Company, the Company shall pay the Consultants an additional fee of $1,500,000 in the aggregate, payable upon the Closing Date. Such fee shall be paid 60% to Thayer and 40% to Brockway Moran.

FINANCIAL ADVISORY SERVICES

                  4. In addition to the management and consulting services referenced above, the Consultants shall provide financial advisory services in connection with potential acquisitions by the Company and any transactions relating to the refinancing, public or private offering or sale of all or any part of the Company's assets or capital stock to any persons, in each case whether by way of merger, consolidation, reorganization, recapitalization, offering, partnership, joint venture or otherwise (collectively, "Transactions"). In connection with any Transaction, the Company shall pay to the Consultants a Transaction fee (the "Transaction Fee") in the amount not to exceed (a) 1.5% of the first $50 million of the proceeds of sale (in case of a sale of assets or stock) or the value of the Transaction (as customarily determined) plus (b) 1.0% of the amount, if any, by which the proceeds of sale or the value of the Transaction exceeds $50 million, PROVIDED, HOWEVER, that in the event the Transaction is the Company's initial public offering, the Transaction Fee shall be an amount not to exceed to 2.0% of the aggregate proceeds from such initial public offering. Any Transaction Fee shall be paid 60% to Thayer and 40% to Brockway Moran. Notwithstanding the foregoing, the Company shall have no obligation to pay the Consultants a Transaction Fee if, immediately prior to the consummation of the Transaction, the Consultants and their affiliates, on a combined basis, hold less than 25% percent of the total outstanding voting capital stock of the Company.

                  5. The Consultants shall also be entitled to receive (or be reimbursed for) their reasonable out-of-pocket expenses incurred in connection with services performed hereunder, upon submission of appropriate receipts and documentation in support thereof.

                  6. The doing of any act or the failure to do any act by any Consultant or any of its officers, directors, employees, partners, members or affiliates, or any person who controls any of the foregoing, the effect of which may or does cause or result in loss or damage to the Company or its affiliates, shall not subject such Consultant, or any of such persons or entities, to any liability to the Company, its affiliates or any of their respective officers, directors, shareholders, employees or affiliates, or to any other person whatsoever, except to the extent such loss or damage is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the willful misconduct of such Consultant.

                  7. In addition to its agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless each Consultant and its affiliates (including its and their respective officers, directors, stockholders, partners, members, employees, affiliates and agents) (each indemnitee is referred to herein as an "Indemnified Person") from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by such Indemnified Person of services under this Agreement, and to reimburse each Indemnified Person for reasonable legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with such Indemnified Person's performance or non-performance under this Agreement (whether or not such Indemnified Person is a named party in such proceedings); PROVIDED, HOWEVER, that the Company shall not be responsible under this paragraph for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by such Indemnified Person that constitute willful misconduct.

                  8. The Consultants shall perform the services described herein until the Consultants deliver a written letter of resignation signed by each Consultant to the Company, which the Consultants may do in their sole discretion, at any time, and for any reason or no reason.

                  9. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Washington applicable to agreements made and entirely to be performed within such jurisdiction.

                  10. This Agreement constitutes the entire agreement between the parties hereto and supercedes all other agreements, understandings, representations and warranties between the parties with respect to the subject matter hereof and thereof.

                  If the foregoing is acceptable to you, please sign this letter in the space provided below and return it to the undersigned.


                                     Very truly yours,

                                     TC MANAGEMENT, L.L.C.


                                     By:  /s/ JEFFREY W. GOETTMAN
                                          -----------------------
                                     Name:   Jeffrey W. Goettman
                                     Title:  Authorized Representative


                                     TC MANAGEMENT IV, L.L.C.

                                     By:  /s/ JEFFREY W. GOETTMAN
                                          -----------------------
                                     Name:   Jeffrey W. Goettman
                                     Title:  Authorized Representative


                                     BROCKWAY MORAN & PARTNERS MANAGEMENT, L.P.


                                     By:      BROCKWAY MORAN & PARTNERS, INC.,
                                              its general partner

                                              By: /s/ MICHAEL E. MORAN
                                                  --------------------
                                              Name:  Michael E. Moran
                                              Title: Vice President

ACCEPTED AND AGREED TO:

TTM TECHNOLOGIES, INC.

By: /s/ KENTON K. ALDER
    -------------------
Name:  Kenton K. Alder
Title: Chief Executive Officer